UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 12, 2025

Forge Global Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39794	99-4383083
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 Embarcadero Center Floor 15 San Francisco, California (Address of principal executive offices)	94111 (Zip Code)
(415) 881-1612
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	FRGE	NYSE
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Departure of Director

On March 12, 2025, Eric Leupold notified Forge Global Holdings, Inc. (the “Company”) of his intention to resign from the Company’s Board of Directors (the “Board”), effective March 17, 2025. Mr. Leupold’s resignation is not the result of any disagreement with the Company on any matter relating to its operations, policies, or practices.

(d) Election of Director

On March 17, 2025, based upon the recommendation of the Nominating and Corporate Governance Committee of the Board, the Board appointed Brian McDonald as a Class III director, with his initial term expiring at the Company’s 2025 annual meeting of stockholders. In addition, the Board appointed Mr. McDonald to serve as a member of each of the Audit Committee and Risk Committee of the Board. Immediately following the resignation of Mr. Leupold and the appointment of Mr. McDonald, the Board fixed the size of the Board at seven directors.

Mr. McDonald, age 54, is a veteran in the financial services and wealth management industries. From December 2017 to January 2025, Mr. McDonald served as Managing Director, Head of Direct and Institutional Businesses at Morgan Stanley. In this role, he oversaw multiple strategic initiatives, including helping to build and lead Morgan Stanley at Work, one of the largest workplace businesses in the world. Prior to joining Morgan Stanley, he spent over 20 years at Charles Schwab leading its workplace and retail service functions, including most recently as Senior Vice President. Since February 2025, Mr. McDonald has served on the boards of two companies as an Executive in Residence at TIFIN, an AI platform for asset, wealth, and insurance services. Mr. McDonald holds a B.A. in Economics from Indiana University and an M.B.A. from Ball State Graduate School of Business.

Mr. McDonald’s compensation as a director will be consistent with the compensation policies applicable to the Company’s other non-employee directors. The Company will enter into its standard form of indemnification agreement with Mr. McDonald in connection with his appointment to the Board.

There are no related party transactions between the Company and Mr. McDonald (or any of his immediate family members) requiring disclosure under Item 404(a) of Regulation S-K. There are no arrangements or understandings between Mr. McDonald and any other persons pursuant to which he was appointed a director of the Company, and there are no family relationships between Mr. McDonald and any director or executive officer of the Company.

A press release announcing Mr. McDonald’s appointment to the Board is attached as Exhibit 99.1 and is incorporated by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description

99.1	Press Release, dated March 18, 2025.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE
Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Forge Global Holdings, Inc.

Date: March 18, 2025	By:	/s/ Kelly Rodriques
	Name:	Kelly Rodriques
	Title:	Chief Executive Officer